[Letterhead of Wolf & Company, P.C.]

March 19, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Coastway Bancorp, Inc.’s (Commission File Number 001-36263) Form 8-K dated March 19, 2015, and we agree with the statements made therein.

Sincerely,

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.